TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.3

________________________________________________________________________

TERMINAL SERVICES AGREEMENT
by and between
PHILLIPS 66 PARTNERS HOLDINGS LLC
and
PHILLIPS 66 COMPANY
for
Rail Rack Terminal in Linden, New Jersey

________________________________________________________________________

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TABLE OF CONTENTS

ARTICLE I.	DEFINED TERMS 1

Section 1.01	Defined Terms 1

Section 1.02	Other Defined Terms 4

Section 1.03	Terms Generally 4

ARTICLE II.	TERM AND TERMINATION 4

Section 2.01	Term 4

Section 2.02	Termination Following a Force Majeure Event 4

Section 2.03	Special Termination by Company 4

ARTICLE III.	SERVICES 5

Section 3.01	Unloading and Delivery of Crude Oil 5

Section 3.05	Scheduling and Nomination 5

ARTICLE IV.	CHARGES 6

Section 4.01	Monthly Fee 6

Section 4.02	Partial Period Proration 6

Section 4.03	Special Reduction of Fee 6

Section 4.04	Recovery of Certain Costs 6

Section 4.05	Adjustments 7

ARTICLE V.	CRUDE OIL QUALITY 7

Section 5.01	Verification by Holdings 7

Section 5.02	Sampling by Company 7

Section 5.03	Non-Conforming Crude Oil 8

ARTICLE VI.	OTHER SERVICES 8

Section 6.01	Laboratory Fees and Services 8

Section 6.02	Additional Services 9

ARTICLE VII.	TERMINAL ACCESS 9

ARTICLE VIII.	MONTHLY STATEMENT; PAYMENT; LIENS 9

Section 8.01	Monthly Statement 9

Section 8.02	Payment 9

Section 8.03	Liens 10

i

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE IX.	TITLE; CUSTODY 10

Section 9.01	Title 10

Section 9.02	Custody 10

ARTICLE X.	VOLUME AND QUALITY DETERMINATIONS 10

Section 10.01	Volume Determinations - General 10

Section 10.02	Terminal Volumes 10

Section 10.03	Quality Determination 11

ARTICLE XI.	INSURANCE 11

Section 11.01	Insurance 11

ARTICLE XII.	TAXES 11

Section 12.01	Taxes 11

ARTICLE XIII.	HEALTH, SAFETY AND ENVIRONMENT 11

Section 13.01	Spills; Environmental Pollution 11

Section 13.02	Inspection 12

Section 13.03	Incident Notification 12

ARTICLE XIV.	FORCE MAJEURE 13

Section 14.01	Suspension during Force Majeure Events 13

Section 14.02	Obligation to Remedy Force Majeure Events 13

Section 14.03	Strikes and Lockouts 13

Section 14.04	Action in Emergencies 14

ARTICLE XV.	NOTICES 14

Section 15.01	Notices 14

Section 15.02	Effective upon Receipt 14

ARTICLE XVI.	APPLICABLE LAW 14

Section 16.01	Applicable Law 14

ARTICLE XVII.	LIMITATION OF LIABILITY 14

Section 17.01	No Liability for Consequential Damages 14

Section 17.02	Limitation of Liability 14

ARTICLE XVIII.	DEFAULT 15

Section 18.01	Default 15

ii

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 18.02	Non-Exclusive Remedies 15

Section 18.03	Right to Terminate 15

ARTICLE XIX.	PUBLIC USE 15

Section 19.01	Public Use 15

ARTICLE XX.	CONFIDENTIALITY 16

Section 20.01	Confidentiality 16

ARTICLE XXI.	MISCELLANEOUS 16

Section 21.01	Disputes between the Parties 16

Section 21.02	Assignment 16

Section 21.03	Partnership Change in Control 17

Section 21.04	No Third-Party Rights 17

Section 21.05	Compliance with Laws 17

Section 21.06	Severability 17

Section 21.07	Non-Waiver 17

Section 21.08	Entire Agreement 17

Section 21.09	Amendments 18

Section 21.10	Survival 18

Section 21.11	Counterparts; Multiple Originals 18

Section 21.12	Exhibits 18

Section 21.13	Table of Contents; Headings; Subheadings 18

Section 21.14	Construction 18

Section 21.15	Business Practices 18

Section 21.16	Right of First Offer 18

Section 21.17	Effect of Company Restructuring 19

Exhibit A – Dispute Resolution Procedures

iii

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMINAL SERVICES AGREEMENT
(BAYWAY)
THIS TERMINAL SERVICES AGREEMENT is made and entered into as of the Effective Date by and between PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Holdings owns a terminal in Linden, New Jersey consisting of a four track, rail car receiving facility which is suitable for unloading crude oil and delivering it into tankage at the adjacent Bayway Refinery (the “Terminal”);
WHEREAS, Company intends to deliver crude oil to the Terminal via rail car and desires to have such crude oil unloaded and redelivered into a pipeline for onward delivery to the Bayway Refinery, and Holdings desires to provide such services for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Holdings and Company agree as follows:
Article I. Defined Terms
Section 1.01    Defined Terms. The following definitions shall for all purposes apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Terminal Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Barrel” means 42 Gallons.

(c)	“Bayway Refinery” means the refinery facility owned by Phillips 66 Company in Linden, New Jersey located adjacent to the Terminal.

(d)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(e)	“Capacity” means the aggregate design capacity of the Terminal which is 75,000 Barrels per Day (measured on a Monthly average basis).

(f)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(g)	“Company” has the meaning set forth in the introductory paragraph.

(h)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(i)	“Crude Oil” means any grade or grades of crude petroleum or condensate that is the direct liquid product of oil or gas wells.

(j)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(k)	“Effective Date” means December 1, 2014.

(l)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage tanks or pipelines irrespective of the cause thereof.

(m)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(n)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(o)	“Holdings” has the meaning set forth in the introductory paragraph.

(p)	“Holdings Affiliated Parties” means Holdings, Phillips 66 Partners LP and its and their respective contractors, directors, officers, employees and agents.

(q)	“IIC” means a mutually acceptable independent inspection company.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(r)	“Initial Term” has the meaning set forth in Section 2.01.

(s)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(t)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(u)	“Monthly Fee” shall mean the fee described in Section 4.01.

(v)	“Nomination” has the meaning set forth in Section 3.05(c).

(w)	“Non-Conforming Crude Oil” means any Crude Oil that fails to meet specifications established by Holdings for delivery of that Crude Oil to the Bayway Refinery.

(x)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(y)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(z)	“Parties” means Holdings and Company, collectively.

(aa)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(ab)	“Party” means Holdings or Company, individually.

(ac)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(ad)	“PPI-FG” has the meaning set forth in Section 4.05.

(ae)	“Regular Terminal Operating Hours” means 24 hours per Day, 7 Days per week.

(af)	“Renewal Term” has the meaning set forth in Section 2.01.

(ag)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II. Term and Termination
Section 2.01    Term. This Agreement shall have a primary term commencing on the Effective Date and continuing for ten (10) years (the “Initial Term”), and may be renewed by Company for up to two successive, five-year renewal terms (each a “Renewal Term”) at Company’s sole option, upon at least 180 Days’ written Notice from Company to Holdings prior to the end of the Initial Term or first Renewal Term, as applicable. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the “Term.”
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Holdings or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days’ Notice to the other Party.
Section 2.03    Special Termination by Company. If (a) operations at the Bayway Refinery are totally or partially suspended for a period of at least 12 consecutive Months, the Parties will negotiate in good faith to agree upon a reduction in the applicable Monthly Fee to reflect such suspension of operations. If the Parties are unable to agree to an appropriate reduction of the applicable Monthly Fee, then after a public announcement of such suspension has been made, Company may provide written Notice to Holdings of its intent to terminate this

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Agreement and this Agreement will terminate 12 Months following the date such Notice is received by Holdings. In the event of a public announcement, prior to the expiration of such 12-month period, of an intent to resume operations at the Bayway Refinery, then such Notice shall be deemed revoked and this Agreement shall continue unmodified in full force and effect as if such Notice had never been delivered.
Article III. Services
Section 3.01    Unloading and Delivery of Crude Oil. Holdings, or Holdings’ designee, shall use commercially reasonable efforts to unload Crude Oil from the rail cars received at the Terminal and deliver such Crude Oil into a pipeline for redelivery into tankage at the Bayway Refinery. The minimum level of service to be provided to Company shall be the Capacity of the Terminal. However, Holdings shall not be responsible when movements, delays or disruptions involving the railroad affect its ability to provide service to Company. Holdings, in its sole discretion, may accept for delivery volumes of Crude Oil in excess of the Capacity, provided that acceptance for delivery of any such excess volumes will be subject to availability of capacity at the Terminal, as determined by Holdings. Company shall not (and shall cause any applicable Company designee delivering Crude Oil by rail to the Terminal on Company’s behalf to not) deliver to the Terminal any Crude Oil on any rail car if such rail car is damaged, in disrepair, or otherwise cannot be unloaded consistent with customary and prudent industry practice and/or past practice.
Section 3.02     Company shall provide any documentation reasonably required by Holdings to authorize unloading and delivery of the Crude Oil on behalf of Company at the Terminal. Upon delivery to the Bayway Refinery, Holdings shall have no further responsibility for any Claims arising out of possession or use of such Crude Oil.
Section 3.03    Company shall have the exclusive right to deliver to and unload at the Terminal Crude Oil in an amount of volume not to exceed the safe operating capacity of the Terminal as determined by Holdings, taking into account such factors as (i) unloading rates (ii) time to react to a potential overflow of deliveries into the Bayway Refinery, and (iii) other operating conditions.
Section 3.04    Holdings shall maintain the Terminal in proper operating condition and in a manner that maintains the Capacity of the Terminal, to the extent commercially reasonable. At all times during the Term of this Agreement, Holdings and Company shall use commercially reasonable efforts to work together to coordinate maintenance and other activities to minimize potential and adverse effects to the Terminal and Bayway Refinery. In the event any portion of the safe working capacity of the Terminal is not available for a period exceeding thirty (30) consecutive Days, then following such 30-Day period, the Monthly Fee shall be proportionately reduced to reflect the amount of working capacity that

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

is not available for unloading at the Terminal. If and to the extent all or any portion of such working capacity again becomes available for use at the Terminal, the Monthly Fee shall be immediately increased to reflect the resumed working capacity availability.
Section 3.05    Scheduling and Nomination.

(a)
Scheduling and nomination of all deliveries, receipts, handling and throughput of Crude Oil hereunder shall be made in accordance with the terms of that certain Operational Services Agreement, dated effective July 26, 2013, as amended from time to time, by and among Holdings, a subsidiary of Company, and the other parties thereto.

(b)	All rail cars delivered to the Terminal must meet Holdings’ current specifications for unit trains for receipt of product at the Terminal, which such specifications have been provided to Company.
Article IV. Charges
Section 4.01    Monthly Fee. Beginning on the Effective Date, Company shall pay Holdings a monthly fee (“Monthly Fee”) equal to (i) a $** per Barrel fee multiplied by (ii) the Capacity of the Terminal. If, during any Month, the aggregate amount of Crude Oil actually unloaded at the Terminal exceeds the Capacity, the Monthly Fee shall be increased by an amount equal to a fee of $** on each Barrel above Capacity in that Month.
Section 4.01    Partial Period Proration. If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then any quantity based on a Monthly determination will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Month.
Section 4.02    Special Reduction of Fee. If Holdings’ use of all or part of the Terminal for the unloading and delivery of Crude Oil is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Holdings, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company and the applicable Monthly Fee shall be reduced to the extent that Holdings’ use of the Terminal is so restrained, enjoined, restricted or terminated.
Section 4.03    Recovery of Certain Costs.

(a)
If Holdings agrees to make any expenditures at Company’s request, Company will reimburse Holdings for such expenditures or, at Holdings’ option and if the Parties agree, the applicable Monthly Fee will be increased, or additional fees

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

shall be added, or an alternate mechanism shall be adopted to allow Holdings to recover such expenditures over time from Company or another entity.

(b)
If new Laws require Holdings to make substantial and unanticipated expenditures in connection with the services Holdings provides to Company under this Agreement, Holdings shall use commercially reasonable efforts to attempt to secure a waiver, exception or extension for the time of compliance with the new Law in an effort to secure continued operation under existing applicable Laws during the Term of this Agreement. If Holdings is unable to secure a waiver, exception or extension for continued operation using commercially reasonable efforts, then Holdings will find a commercially reasonable manner to conform to the new Laws and give Company commercially reasonable advance notice of any planned expenditures necessary for compliance. Company will reimburse Holdings for Company’s proportionate share of the costs of complying with such Laws, or at Holdings’ option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted to allow Holdings to recover the amount paid for such costs over time from Company or another entity.

(c)	If new or increased property taxes result in material additional costs to Holdings, the Monthly Fee shall be adjusted, or additional fees shall be added to allow Holdings to recover such costs.
Section 4.04    Adjustments.

(a)
As of January 1, 2016, and as of January 1 of each year thereafter while this Agreement is in effect, Holdings may adjust the then-current per Barrel fees used to calculate the Monthly Fee pursuant to Section 4.05(b) below.

(b)
Holdings may adjust the applicable fee annually by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Holdings may subsequently increase the applicable fee to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Article V. Crude Oil Quality
Section 5.01    Verification by Holdings. The quality of any Crude Oil tendered for Company’s account hereunder shall be verified by an IIC analysis indicating that such Crude Oil so tendered meets Holdings’ and Bayway Refinery’s minimum Crude Oil specifications. Company shall provide Holdings with a copy of each such analysis. All costs for each such analysis shall be borne by Company. Holdings shall have the right to sample any Crude Oil tendered to Holdings for Company’s account hereunder for the purpose of confirming the accuracy of the analysis. The costs of such confirmation shall be borne by Holdings. Holdings retains the right to inspect any Crude Oil tendered for delivery by rail to the Terminal and to reject any Non-Conforming Crude Oil.
Section 5.02    Sampling by Company. Company may, at its sole cost and expense, sample its Crude Oil unloaded at the Terminal to satisfy itself that the minimum Crude Oil specifications are maintained. If any such Company sample indicates the presence of any Crude Oil that does not meet or exceed Holdings’ minimum specifications for such Crude Oil in effect on the date of such sample, Company shall immediately notify Holdings by telephone and Company shall confirm such notification in writing by telecopy Notice. If Company does not so notify Holdings, Holdings’ Crude Oil sample analysis shall be deemed to be conclusive and binding upon both Parties.
Section 5.03    Non-Conforming Crude Oil.

(a)	Company agrees not to deliver, or cause to be delivered, any Non-Conforming Crude Oil, into the Terminal.

(b)
Company shall be liable for all commercially reasonable costs and losses in curing, removing, or recovering any Non-Conforming Crude Oil, and for all damages and injuries to the Terminal facilities and equipment resulting from such Non-Conforming Crude Oil, except to the extent that such non-conformity is due to the negligence or willful misconduct of Holdings. Holdings, at its sole discretion, may attempt to blend the Non-Conforming Crude Oil, remove and dispose of the Non-Conforming Crude Oil, and, except to the extent that such non-conformity is due to the negligence or willful misconduct of Holdings, Company shall reimburse Holdings for all reasonable costs associated therewith. Except to the extent that a non-conformity is due to the negligence or willful misconduct of Holdings, if Company’s Non-Conforming Crude Oil cause any contamination, dilution or other damages to Holdings, Company agrees to release, indemnify, defend and hold the Holdings Affiliated Parties harmless from and against any Claims incurred by, or charged against any of the Holdings

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Affiliated Parties, as a result of such event and shall be responsible for all costs and liabilities associated with or incurred as a result of such event.
Article VI. Other Services
Section 6.01    Laboratory Fees and Services.

(a)
If Holdings provides sampling, testing and/or other laboratory services requested by Company for Crude Oil delivered to the Bayway Refinery via the Terminal, Holdings shall charge for each sampling and testing procedure performed as set forth in Holdings’ “Schedule of Rates for Laboratory Services” then in effect. If Holdings contracts with another Person to perform laboratory services, all fees for such services shall be billed to Company at Holdings’ cost.

(b)	Holdings’ liability for sampling and testing services is limited to the charge for the service provided.
Section 6.02    Additional Services. For any service or function that is not specifically provided for in this Agreement, requested by Company and agreed to by Holdings, there may be a charge or fee in an amount as agreed upon by the Parties in writing.
Article VII. Terminal Access
Section 7.01    Terminal Access. Terminal access by Company or its representatives shall be during Regular Terminal Operating Hours. As a condition to being granted access to a Terminal, Company shall require all contractors and representatives designated by it to deliver, receive, sample or inspect Company’s Crude Oil at such Terminal or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Holdings may reasonably specify from time to time. Further, Company shall cause all such designated contractors and representatives to comply with all applicable Terminal rules and regulations and Holdings shall make copies of such rules and regulations available to Company and its designated contractors and representatives at the Terminal.
Article VIII. Monthly Statement; Payment; Liens
Section 8.01    Monthly Statement. Promptly after the end of each Month, Holdings shall provide Company with a statement showing the Monthly Fee applicable to the previous Month.
Section 8.02    Payment.

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly statement is received, or (ii) the 22nd Day of the Month in which such Monthly

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month or the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Holdings by automated clearing house to an account specified by Holdings from time to time, provided that as long as Holdings is an affiliate of Company, Holdings and Company may settle Company’s financial obligations to Holdings through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Holdings of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Holdings of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Holdings in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 8.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 21.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Holdings but withheld in good faith.

Section 8.03    Liens. Company hereby grants to Holdings an irrevocable (a) warehouseman’s lien on all of Company’s Crude Oil received at the Terminal and (b) power of attorney to dispose of such Crude Oil at fair market value to the extent of all amounts owed to Holdings by Company hereunder.
Article IX. Title; Custody
Section 9.01    Title. Title to all of Company’s Crude Oil received, handled, unloaded and delivered by Holdings at the Terminal shall remain at all times in Company’s name.
Section 9.02    Custody. Custody of all Crude Oil received by Holdings hereunder from a rail car shall pass from such rail car to Holdings when such Crude Oil passes the flange connection between such rail car and the Terminal. Custody of all Crude Oil delivered to the Bayway Refinery for Company hereunder shall pass from Holdings to Company when such Crude Oil passes through the flange connection between the Terminal and the Bayway Refinery.
Article X. Volume and Quality Determinations

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 10.01    Volume Determinations - General.

(a)	All measurements, volume corrections and calibrations will be made in accordance with the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the Crude Oil being measured).

Section 10.02    Terminal Volumes

(a)	All Crude Oil unloaded at the Terminal and delivered to the Bayway Refinery will be determined by independent inspector IIC tank gauge measurements at the Bayway Refinery.

(b)
A Company representative may witness testing, calibration of equipment, and gauging of Crude Oil delivered to the Bayway Refinery via the Terminal, at Company’s expense. In the absence of a Company representative, Holdings’ measurements shall be deemed to be accurate.

Section 10.03    Quality Determination. Quality determination of all Crude Oil unloaded shall be based on a qualified laboratory’s analyses performed on representative sample obtained by the flow-proportional in-line sampler that performs according to API MPMS 8.2. If the flow-proportional in-line sampler is not available or if it malfunctions, Holdings and Company shall agree on alternate custody transfer samples sources.
Article XI. Insurance
Section 11.01    Insurance. Property insurance covering loss or damage to Company’s Crude Oil, if any, that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Holdings Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Holdings shall not be liable to Company for Crude Oil losses or shortages for which Company is compensated by its insurer.
Article XII. Taxes
Section 12.01    Taxes. Company shall be responsible for and shall pay all applicable sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes

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(other than taxes on income) now or hereafter imposed by any Governmental Authority in respect of or measured by Crude Oil handled hereunder or the manufacture, receipt, unloading, delivery or inspection thereof, and Company agrees to promptly reimburse Holdings for any such Taxes Holdings is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Article XIII. Health, Safety and Environment
Section 13.01    Spills; Environmental Pollution.

(a)
In the event of any Crude Oil spill or other environmentally polluting discharge caused by Holdings’ operation of the Terminal, any clean-up associated with any such spill or discharge and any liability resulting from such spill or discharge, shall be the responsibility of Holdings, except to the extent such spill or discharge is caused by Company or its affiliates other than Holdings.

(b)
In the event and to the extent of any Crude Oil spill or other environmentally polluting discharge caused by Company or its affiliates other than Holdings receiving Crude Oil on Company’s behalf, at its request or for its benefit, Holdings is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Holdings or as required by any Governmental Authority, and Holdings shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both Holdings and Company, liability and costs of containment or clean-up shall be borne jointly by Holdings and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 13.01, the negligence of a third party rail car owner or rail car operator, delivering Crude Oil on Company’s behalf, at its request or for its benefit, shall be attributed to Company.

(d)
The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Holdings or Company; provided, however, that Company shall be responsible and agrees to replace or repair, at its own expense (or to reimburse Holdings for Holding’s costs to replace or repair), any part of the Terminal that is destroyed or damaged through any negligence or willful misconduct of Company, any Company designee or contractor (acting in such capacity), or any of their respective agents or employees.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 13.02    Inspection. During Regular Terminal Operating Hours, Company may: (a) inspect the Terminal, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) audit Holdings’ health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise observe such performance, and (c) subject to the provisions of Article VII, enter upon the Terminal property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 13.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Holdings’ complete control and responsibility for the operation of the Terminal.
Section 13.03    Incident Notification. Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other’s employees, agents, contractors, sub-contractors or their equipment, or Company’s Crude Oil at the Terminal and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 13.03 shall be delivered in person, by telephone or by email:

If to Holdings: Phillips 66 Holdings LLC 3010 Briarpark Drive Houston, TX 77042 Attn: Manny Cortez Central Division Pipeline Manager Phone: 918-977-4196 E-mail: manuel.cortez@p66.com
If to Company:
Bayway Refinery HSE Manager
1400 Park Ave
Linden, NJ 08535
(908) 523-6000 (for incidents or emergencies within the Terminal fence line)
1-800-231-2551 (for incidents or emergencies involving a railcar outside the Terminal fence line)

When an accident, spill or incident involving Company’s Crude Oil requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 13.03 and Section 15.01.
Article XIV. Force Majeure
Section 14.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 14.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event

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to the extent that such an event prevents Holdings from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 14.01) shall be temporarily suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement. For clarity, the Monthly Fee shall not accrue while each Party’s obligations are suspended. At the conclusion of the Force Majeure event, the Monthly Fee applicable to the Month in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.
Section 14.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.
Section 14.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 14.04    Action in Emergencies. Holdings may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.
Article XV. Notices
Section 15.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:

If to Holdings: Phillips 66 Holdings LLC c/o Phillips 66 Pipeline LLC 3010 Briarpark Dr. Houston, TX 77042 Attn: President Copy to General Counsel	If to Company: Phillips 66 Company 3010 Briarpark Dr. Houston, TX 77042 Attn: General Counsel

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 15.01.
Section 15.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 15.01 shall be effective upon actual receipt if received during Normal Business Hours, or at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XVI. Applicable Law
Section 16.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XVII. Limitation of Liability
Section 17.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 17.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, Holdings shall in no event be liable for loss of, or damage to, any Crude Oil of Company except to the extent caused by Holdings’ negligence or willful misconduct, or the negligence or willful misconduct of Holdings’ employees, agents, contractors or subcontractors, in the safekeeping and handling of any Crude Oil of Company. In no event shall Holdings be liable for more than the replacement of lost or damaged Crude Oil or, at its option, payment of the replacement cost of any lost or damaged Crude Oil. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the applicable cause of action arises.
Article XVIII. Default
Section 18.01    Default. Subject to Section 21.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-

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defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days), be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors, then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.
Section 18.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XX, the remedies of Holdings and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Holdings or Company, at Law or equity.
Section 18.03    Right to Terminate. Subject to Section 21.01, in the event of a default by Company, the Monthly Fee charges theretofore accrued shall, at the option of Holdings, become immediately due and payable and Holdings shall also have the right, at its option, to terminate this Agreement. In the event of a default by Holdings, Company shall also have the right, at its option, to terminate this Agreement and withdraw its Crude Oil from the Terminal, provided Company has paid Holdings for any Monthly Fee charges that have accrued to the date of such withdrawal.
Article XIX. Public Use
Section 19.01    Public Use. This Agreement is made as an accommodation to Company. In no event shall Holdings’ services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Holdings’ services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Holdings and upon Company’s receipt of Holdings’ Notice, Holdings may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to any affected part of the Terminal or any services.
Article XX. Confidentiality
Section 20.01    Confidentiality. The Parties understand and agree that the Monthly Fee charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 20.01). In the event that

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the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 20.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XXI. Miscellaneous
Section 21.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit A, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 21.02    Assignment.

(a)
Neither Party may assign its rights or delegate its duties under this Agreement without prior written consent of the other Party, except either Party may assign this Agreement to any of its affiliates by providing Notice to the other Party, and except:

(1)	If Company transfers the Bayway Refinery, Company may assign all or a portion of this Agreement to such transferee subject to the provisions of Section 21.02(b); and

(2)	Holdings may make collateral assignments of this Agreement to secure working capital or other financing;
provided, however, that in no event shall Company be required to consent to Holdings’ assignment of this Agreement to any Person that is engaged in the business of refining and marketing petroleum products (or that directly or indirectly Controls or is Controlled by a Person that is engaged in the business of refining and marketing petroleum products) in the state of New Jersey.

(b)
Upon an assignment or partial assignment of this Agreement by either Party, the assigned rights and obligations shall be novated into a new agreement with the assignee, and such assignee shall be responsible for the performance of the assigned obligations unless the non-assigning Party has reasonably determined that the assignee is not financially or operationally capable of performing such assigned obligations, in which case the assignor shall remain responsible for the performance of such assigned obligations.

Section 21.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Holdings shall provide Company with Notice of such Partnership Change

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in Control at least 60 Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 21.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer any rights, benefits or obligations to any Person other than the Parties and their respective successors and assigns.
Section 21.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 21.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 21.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 21.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 21.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.
Section 21.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the expiration or termination of all or any part of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 21.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 21.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 21.13    Table of Contents; Headings; Subheadings. The Table of Contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 21.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 21.15    Business Practices. Holdings shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Holdings shall notify Company if Holdings discovers any errors in such billings, reports, or settlement documents.
Section 21.16    Right of First Offer. Company may not enter into any agreement with any Person other than Holdings with respect to rail unloading and delivery services in connection with the Bayway Refinery without allowing Holdings a prior opportunity to offer to provide such services. When Company provides Holdings notice of an opportunity to provide such services, Holdings must respond to Company within a commercially reasonable time period to be designated by Company or, if no time period is designated, within a commercially reasonable time.
Section 21.17    Effect of Company Restructuring. If Company decides to restructure its supply, refining or sales operations at the Bayway Refinery in such a way as could reasonably be expected to materially and adversely affect the economics of Company’s performance

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of its obligations under this Agreement, then the Parties will negotiate in good faith concerning a reduction in Company’s commitment or an exchange of the Terminal (whichever is adversely affected) for other assets not so affected.
[Signature pages follow.]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, Holdings and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

Signature Page/ Terminal Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

PHILLIPS 66 COMPANY
By:	/s/ T.G. Taylor
T.G. Taylor
President

Signature Page/ Terminal Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit A
Arbitration Procedure
Either Party may initiate dispute resolution procedures by sending a Notice to the other Party specifically stating the complaining Party’s Claim and by initiating binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, provided that the arbitrators shall include in their report/award a list of findings, with supporting evidentiary references, upon which they have relied in making their decision. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.
Notwithstanding anything herein and regardless of any procedures or rules of the Center for Public Resources, it is expressly agreed that the following shall apply and control over any other provision in this Agreement:

(a)
All offers, conduct, views, opinions and statements made in the course of negotiation or mediation by any of the Parties, their employees, agents, experts, attorneys and representatives, and by any mediator, are confidential, made for compromise and settlement, protected from disclosure under Federal and State Rules of Evidence and Procedure, and inadmissible and not discoverable for any purpose, including impeachment, in litigation or legal proceedings between the Parties, and shall not be disclosed to any Person who is not an agent, employee, expert or representative of the Parties, provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of presentation or use in mediation.

(b)
Except to the extent that the Parties may agree upon selection of one or more arbitrators, the Center for Public Resources shall select arbitrators from a panel reviewed by the Parties. The Parties shall be entitled to exercise peremptory strikes against one-third of the panel and may challenge other candidates for lack of neutrality or lack of qualifications. Challenges shall be resolved in accordance with Center for Public Resource rules.

(c)
The Parties shall have at least twenty (20) Days following the close of hearing within which to submit a brief (not to exceed eighteen (18) pages in length) and ten (10) Days from date of receipt of the opponent’s brief within which to respond thereto.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d)	The Parties expressly agree that the arbitrators shall not award punitive damages, consequential damages, or attorneys’ fees (except attorneys’ fees specifically authorized by the Agreement).

(e)	The fees and expenses of any mediator or arbitrator shall be shared equally by the Parties.

(f)	The Parties may, by written agreement (signed by both Parties), alter any time deadline or location(s) for meetings.
Time is of the essence for purposes of the provisions of this Exhibit.